UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: October 19, 2020

(Date of earliest event reported)

Garrison Capital Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	814-00878	90-0900145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1270 Avenue of the Americas, Suite 804 New York, New York		10020
(Address of Principal Executive Offices)		(Zip Code)

(212) 372-9508

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GARS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 19, 2020, Garrison Capital Inc. (the “Company”) held its special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved two proposals. The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of 16,049,352 shares of common stock outstanding on the record date, August 27, 2020. The final voting results from the Special Meeting were as follows:

Proposal 1. To adopt the Agreement and Plan of Merger, dated as of June 24, 2020, by and among Portman Ridge Finance Corporation (“PTMN”), Citadel Acquisition Sub Inc. (“Merger Sub”), the Company and Sierra Crest Investment Management LLC and approve the transactions contemplated thereby (collectively, the “Merger”), including the merger of Merger Sub with and into the Company and immediately thereafter the merger of the Company with and into PTMN (collectively, the “Merger Proposal”).

Votes For	Votes Against	Abstentions
9,312,975	100,285	53,806

Proposal 2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

Votes For	Votes Against	Abstentions
9,300,414	109,777	56,875

The Merger is currently expected to close on or about October 28, 2020, subject to satisfaction or waiver of customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRISON CAPITAL INC.

Date: October 19, 2020	By:	/s/ Daniel Hahn
	Name:	Daniel Hahn
	Title:	Chief Financial Officer and Treasurer